UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): June 5, 2009
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-33009 (Commission File Number)	56-2248952 (IRS Employer Identification No.)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 5, 2009, MedCath Corporation (the “Company”) issued a press release announcing the departure of Jeffrey L. Hinton as Chief Financial Officer of the Company and the concurrent appointment of James A. Parker, Senior Vice President, Finance and Development, as Interim Chief Financial Officer, both effective on June 5, 2009.
A copy of the press release is attached hereto as Exhibit 99.1.
James A. Parker, 44, is MedCath’s Interim Chief Financial Officer and Senior Vice President, Finance and Development. Mr. Parker was appointed as Senior Vice President, Finance and Development in June 2008. Prior to that time, Mr. Parker served as MedCath’s Interim Chief Financial Officer from January- June 2008 and as Vice President, Treasurer and Director of Investor Relations since joining MedCath in March 2001. Prior to MedCath, Mr. Parker served in various positions with Bank of America. His tenure at Bank of America began in 1987 and culminated in his position as a high yield bond research analyst with responsibility for coverage of the health care industry at Banc of America Securities. Mr. Parker received his bachelor’s degree from the University of Georgia and his master’s degree in business administration from Wake Forest University’s Babcock School of Management.
Item 9.01 — Financial Statements and Exhibits

Exhibit
No.	Description
99.1	Press Release dated June 5, 2009
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: June 9, 2009	By:	/s/ James A. Parker
James A. Parker
Interim Chief Financial Officer

Exhibit Index

99.1	Press Release dated June 5, 2009